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Exhibit 10.13

PLACEMENT AGENCY AGREEMENT

January 7, 2005

Spencer Trask Ventures, Inc.
535 Madison Avenue
18th Floor
New York, New York 10022

Ladies and Gentlemen:

        Aptas, Inc., a Delaware corporation (together with any subsidiaries, the "Company") and Spencer Trask Ventures, Inc., a Delaware corporation (the "Placement Agent") hereby agree as follows:

1. Offering.

        (a)   The Company will offer (the "Offering") for sale through the Placement Agent, as exclusive agent for the Company, and the Placement Agent's selected dealers, if any, units (the "Units"), each consisting of 100,000 shares of the Company's convertible preferred stock (the "Preferred Stock") priced at an amount per share to be mutually agreed upon by the Company and the Placement Agent (the "Offering Price"). Certain of the proposed terms of the Preferred Stock are set forth on the term sheet annexed hereto as Exhibit A.

        (b)   Placement of the Units by the Placement Agent will be made on a reasonable efforts, "all-or-none" basis. The total amount of the gross proceeds from the Offering shall be $13,000,000; provided, however, that for the purposes of covering over-allotments in the sale of the Units, if any, the Company and the Placement Agent may agree to sell additional Units having total gross proceeds of up to $2,000,000. The minimum subscription for Units shall be one Unit; however, the Placement Agent may, in its discretion, offer fractional Units. The Units will be offered to potential subscribers, both directly and indirectly, through the Special Purpose Investment Entities (as defined in Section 1(c) below)(1) , which may include related parties of the Placement Agent or the Company, commencing on the date of the Investment Letter (as such term is defined in Section 1(d) hereof) for a period of 60 days, unless extended by agreement of the Placement Agent and the Company for an additional 60 days or terminated earlier as provided herein (the "Offering Period"). The date on which the Offering shall terminate shall be referred to as the "Termination Date." A Final Closing (as hereinafter defined) may be held up to ten days after the Termination Date.

(1)
The Special Purpose Investment Entities may in their sole discretion distribute the Units to their respective members pro-rata in accordance with their capital accounts.

        (c)   The offering of the Units will be made by the Placement Agent on behalf of the Company solely pursuant to (i) a transmittal offering letter substantially in the form of Exhibits B-1 and B-2 annexed hereto (the "Investment Letters"), on behalf of two entities formed for the purposes of investing in the Company (the "Special Purpose Investment Entities"), which Investment Letter shall contain a brief description of the Company and its operations, as well as its proposed business combinations with each of Information Services eXtended, Inc. ("ISx") and YP Web Partners, LLC ("YPS") (collectively, the "Mergers") and (ii) a customary long-form confidential private placement memorandum, each of which at all times will be in form and substance acceptable to the Placement Agent, the Company and their respective counsels and contain such legends and other information as the Placement Agent, the Company and their respective counsels may, from time to time, deem necessary and desirable to be set forth therein. "Memorandum" as used in this Agreement means the Company's Confidential Private Placement Memorandum, inclusive of all exhibits, and any and all amendments, supplements and appendices thereto that the Placement Agent will, with the Company's prior approval, use on the Company's behalf to sell the Units.

2. Representations, Warranties and Covenants of the Company. For the purpose of the following representations, warranties and covenants, "Company" shall refer to Aptas, Inc. together with any of its wholly owned or majority owned subsidiaries (i) as of the date hereof for purposes of this Section 2 and (ii) as of each date of Closing for purposes of satisfying the requirements of Section 7(a) hereof, assuming, for purposes of such Section 7(a) and (b), the consummation of the Mergers. The Company hereby represents, warrants and covenants to the Placement Agent that:

        (a)   The Memorandum will be diligently prepared by the Company, at its sole cost, in conformity with all applicable laws, and the Investment Letters are, and the Memorandum shall be in compliance with Regulation D ("Regulation D") as promulgated under Section 4(2) of the Securities Act of 1933, as amended (the "Securities Act"), and the applicable securities laws and the rules and regulations of those jurisdictions wherein the Units are to be offered and sold, excluding foreign jurisdictions. The Memorandum will describe all material aspects, including attendant risks, of an investment in the Company. The Company has not taken nor will it take any action that conflicts with the conditions and requirements of, or that would make unavailable with respect to the Offering, the exemption(s) from registration available pursuant to Regulation D and knows of no reason why any such exemption would be otherwise unavailable to it. Neither the Company nor its affiliates has been subject to any order, judgment or decree of any court or governmental authority of competent jurisdiction temporarily, preliminarily or permanently enjoining such person for failing to comply with Section 503 of Regulation D.

        (b)   The Investment Letters do not, and the Memorandum will not, include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The statements, documents, certificates and other items prepared or supplied, or to be prepared or supplied by the Company with respect to the transactions contemplated hereby do not and will not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein not misleading. There is no fact that the Company will not disclose in the Memorandum, of which the Company is aware that materially and adversely affects or could reasonably be expected to materially and adversely affect the business prospects, financial condition, operations, or assets of the Company.

        (c)   The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Except as set forth in the Memorandum, the Company has no subsidiaries and does not have an equity interest in any other firm, partnership, association or other entity. The Company is duly qualified to transact business as a foreign corporation and is in good standing under the laws of each jurisdiction where the location of its properties or the conduct of its business makes such qualification necessary, except where the failure to be so qualified would not have a material adverse effect on the Company or its business.

        (d)   The Company has all requisite power and authority to enter into and perform its obligations under (i) this Agreement, (ii) the subscription agreement and the investor rights agreement, each of which will be annexed to the Memorandum (together with the Memorandum, the "Offering Documents"), and (iii) a placement agent warrant agreement in the form acceptable to the Placement Agent and its counsel (the "Placement Agent Warrant Agreement," and, collectively with this Agreement and the Offering Documents, the "Transaction Documents") and to issue, sell and deliver the Preferred Stock, the Agent's Securities (as such term is defined in Section 3(f) hereof), and the common stock of the Company, $0.001 par value per share (the "Common Stock") issuable upon conversion of the Preferred Stock (the "Conversion Shares") and the Agent's Shares (as such term is defined in Section 3(f) hereof). The execution and delivery of each of the Transaction Documents has been duly authorized by the necessary corporate action. This Agreement has been duly executed and delivered and constitutes, and each of the other Transaction Documents, upon due execution and delivery, will constitute legal, valid and binding obligations of the Company, enforceable against the

Company in accordance with their respective terms (i) except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting creditors' rights generally, including the effect of statutory and other laws regarding fraudulent conveyances and preferential transfers, and except that no representation is made herein regarding the enforceability of the Company's obligations to provide indemnification and contribution remedies under the securities laws, and (ii) subject to the limitations imposed by general equitable principles (regardless of whether such enforceability is considered in a proceeding at law or in equity).

        (e)   None of the execution and delivery of, or performance by the Company under, any of the Transaction Documents or the consummation of the transactions herein or therein contemplated conflicts with or violates, or will result in the creation or imposition of any lien, charge or other encumbrance upon any of the assets of the Company under, any agreement or other instrument to which the Company is a party or by which the Company or its assets may be bound, any term of the certificate of incorporation or by-laws of the Company, or any license, permit, judgment, decree, order, statute, rule or regulation applicable to the Company or any of its assets which lien, charge or encumbrance would have a material adverse effect on the Company or its business.

        (f)    The Company's authorized and outstanding capital stock shall be accurately set forth under the heading "Capitalization" in the Memorandum. Except as otherwise to be set forth in the Memorandum, all outstanding shares of capital stock of the Company will be duly authorized, validly issued and outstanding, fully paid and nonassessable. Except as otherwise to be set forth in the Memorandum, as of the date of the Memorandum: (i) there will be no outstanding options, stock subscription agreements, warrants or other rights permitting or requiring the Company or others to purchase or acquire any shares of capital stock, or other equity securities of the Company, or to pay any dividend or make any other distribution in respect thereof; (ii) there will be no securities issued or outstanding that are convertible into or exchangeable for any of the foregoing and there are no contracts, commitments or understandings, whether or not in writing, to issue or grant any such option, warrant, right or convertible or exchangeable security; (iii) no shares of stock or other securities of the Company will be reserved for issuance for any purpose; (iv) and except as set forth in Schedule 2(f)(iv) hereof, there will be no voting trusts or other contracts, commitments, understandings, arrangements or restrictions of any kind to which the Company is a party or of which the Company is aware with respect to the ownership, voting or transfer of shares of stock or other securities of the Company, including without limitation, any preemptive rights, rights of first refusal, proxies or similar rights; and (v) no person shall hold a right to require the Company to register any securities of the Company under the Securities Act or to participate in any such registration. The issued and outstanding shares of capital stock of the Company shall conform to all statements in relation thereto contained in the Memorandum and the Memorandum shall describe all material terms and conditions thereof. All issuances by the Company of its securities were at the time of their issuance exempt from registration under the Securities Act and any applicable state securities laws.

        (g)   The Preferred Stock, the Conversion Shares and the Agent's Shares (as defined in Section 3(f) hereof) will have been duly authorized and, when issued and delivered against payment therefor as provided in the Transaction Documents, will be validly issued, fully paid and nonassessable and will be free and clear of all liens, charges restrictions, claims and encumbrances imposed by or through the Company other than as provided in the Transaction Documents. The Agent's Warrants will have been duly authorized and, when issued and delivered against payment therefor as provided in the Transaction Documents, will be free and clear of all liens, charges restrictions, claims and encumbrances imposed by or through the Company. No holder of any shares of the Preferred Stock, the Conversion Shares or the Agent's Securities will be subject to personal liability solely by reason of being such a holder and, except as otherwise to be described in the Memorandum, none of the shares of Preferred Stock, Conversion Shares or the Agent's Securities will be subject to preemptive or similar rights of any stockholder or securityholder of the Company or an adjustment under the antidilution or exercise rights of any holders of any outstanding shares of capital stock, options, warrants or other rights to acquire any securities of the Company. A sufficient number of authorized but unissued shares of the Common Stock have been reserved for issuance upon the conversion of the Preferred Stock and the Agent's Shares.

        (h)   No consent, authorization or filing of or with any court or governmental authority is required in connection with the issuance of the Preferred Stock, the Conversion Shares or the Agent's Securities or the consummation of the transactions contemplated herein or in the other Transaction Documents, except for required filings with the SEC and applicable "Blue Sky" or state securities commissions relating specifically to the Offering (all of which will be duly made on a timely basis).

        (i)    The financial statements, together with the related notes thereto, of the Company to be included in the Memorandum will present fairly, in all material respects, the financial position of the Company as of the date specified and the results of its operations and changes in financial position for the period covered thereby. Such financial statements and related notes shall be prepared in accordance with U.S. generally accepted accounting principles ("GAAP") throughout the period indicated except as may be disclosed in the notes thereto, and except that the unaudited financial statements omit full notes, and except for normal year-end adjustments. Except as otherwise to be set forth in such financial statements or in the Memorandum, the Company shall have no material liabilities of any kind, whether accrued, absolute, contingent or otherwise and subsequent to the date of the Memorandum it shall not enter into any material transactions or commitments. The other financial and statistical information with respect to the Company to be included in the Memorandum shall present fairly the information shown therein on a basis consistent with the financial statements of the Company to be included in the Memorandum. The Company does not know of any facts, circumstances or conditions (or any state of facts, circumstances or conditions which management of the Company has concluded could give rise thereto) that could reasonably be expected to materially adversely affect its business, operations, earnings or prospects that have not been fully disclosed in the Investment Letters, and any and all such facts, circumstances or conditions shall be fully disclosed in the Memorandum.

        (j)    The conduct of business by the Company as presently and proposed to be conducted is not subject to continuing oversight, supervision, regulation or examination by any governmental official or body of the United States or any other jurisdiction wherein the Company conducts or proposes to conduct such business, except such regulation as is applicable to commercial enterprises generally. The Company has obtained all requisite licenses, permits and other governmental authorization necessary to conduct its business as presently, and as proposed to be, conducted.

        (k)   Except as shall be otherwise set forth in the Memorandum, no default by the Company or, to the best knowledge of the Company, any other party exists in the due performance under any material agreement to which the Company is a party or to which any of its assets is subject.

        (l)    Except as shall be set forth in each of the Investment Letters and the Memorandum, there are and will be no actions, proceedings, claims or investigations, before or by any court or governmental authority (or any state of facts which management of the Company has concluded could reasonably be expected to give rise thereto), pending or, to the best knowledge of the Company, threatened, against the Company, or involving its assets or, to the knowledge of the Company, involving any of its officers or directors which, if determined adversely to the Company or such officer or director, could result in any material adverse change in the condition (financial or otherwise) or prospects of the Company or materially and adversely affect the transactions contemplated by this Agreement or the other Transaction Documents or the enforceability thereof, or materially adversely affect either of the Mergers or prevent either of the Mergers from closing.

        (m)  The Company is not and will not be in violation of: (i) its certificate of incorporation or by-laws; (ii) any indenture, mortgage, deed of trust, note or other agreement or instrument to which the Company is a party or by which it is or may be bound or to which any of its assets may be subject; (iii) any statute, rule or regulation currently applicable to the Company; or (iv) any judgment, decree or order applicable to the Company, which violation or violations individually, or in the aggregate, would result in any material adverse change in the condition (financial or otherwise) or prospects of the Company, or materially adversely affect either of the Mergers or prevent either of the Mergers from closing.

        (n)   The Company does not and will not own any real property in fee simple, and the Company has and will maintain good and marketable title to all property (personal, tangible and intangible) owned by it, free and clear of all security interests, liens and encumbrances, except for such as shall be described in the Memorandum.

        (o)   The Company owns and will own all right, title and interest in, or possesses adequate and enforceable rights to use, all patents, patent applications, trademarks, trade names, service marks, copyrights, rights, licenses, franchises, trade secrets, confidential information, processes, formulations, software and source and object codes necessary for the conduct of its business, except as shall otherwise be described in the Memorandum (collectively, the "Intangibles"). Except as shall be set forth in the Memorandum, to the knowledge of the Company, it has not infringed upon the rights of others with respect to the Intangibles and the Company has not received notice that it has or may have infringed or is infringing upon the rights of others with respect to the Intangibles, or any notice of conflict with the asserted rights of others with respect to the Intangibles that could, individually or in the aggregate, materially and adversely affect the condition (financial or otherwise) or prospects of the Company. Except as shall be set forth in the Memorandum, to the best knowledge of the Company, no others have infringed upon the Intangibles.

        (p)   Except as set forth in Schedule 2(p) hereof, the Company has filed and will use its best efforts to continue to file, on a timely basis, each Federal, state, local and foreign tax return which is or shall be required to be filed by it, or has requested an extension therefor and has paid all taxes and all related assessments, penalties and interest to the extent that the same have become due.

        (q)   Except as otherwise set forth herein, the Company is not obligated to pay, and has not obligated and will not obligate the Placement Agent to pay, a finder's or origination fee in connection with the Offering and agrees to indemnify the Placement Agent from any such claim made by any other person. The Company has not offered for sale or solicited offers and will not offer for sale or solicit offers to purchase Units, except for negotiations with the Placement Agent. Except as shall be set forth in the Memorandum, no other person has or will have any right to participate in any offer, sale or distribution of the Company's securities to which the Placement Agent's rights, described herein, shall apply.

        (r)   The Company has and will maintain appropriate casualty and liability insurance coverage, in scope and amounts reasonable and customary for similar businesses.

3. Placement Agent Appointment and Compensation.

        (a)   The Company hereby appoints the Placement Agent as its exclusive agent in connection with the Offering. The Company acknowledges that the Placement Agent may use selected dealers and sub-agents to fulfill its agency hereunder (collectively, the "Brokers") provided that such Brokers are compensated solely by the Placement Agent. The Company has not made and will not make, or permit to be made, any offers or sales of the Units other than through the Placement Agent without the Placement Agent's prior written consent. The Placement Agent has no obligation to purchase any of the Units. The agency of the Placement Agent hereunder shall continue until the later of the Termination Date or the Final Closing (as defined in Section 5(c) hereof).

        (b)   The Company will cause to be delivered to the Placement Agent copies of the Memorandum and has consented, and hereby consents, to the use of such copies for the purposes permitted by the Securities Act and applicable securities laws (and for no other purpose), and hereby authorizes the Placement Agent, the Brokers, and their respective agents and employees to use the Investment Letters and the Memorandum in connection with the sale of the Units until the earlier of the Termination Date or the Final Closing. None of the Placement Agent, the Brokers or any other person or entity is or will be authorized to give any information or make any representations other than those to be contained in the Investment Letters or any of the Offering Documents or to use any offering materials other than those to be contained in the Investment Letters and the Memorandum in connection with the sale of the Units. The Company will provide at its own expense such quantities of the Investment Letters and the Memorandum and other documents and instruments relating to the Offering as the Placement Agent may reasonably request.

        (c)   The Company will cooperate with the Placement Agent by making available to its representatives such information as may be requested in making a reasonable investigation of the Company and its affairs and shall provide access to such representatives as shall be reasonably requested.

        (d)   The Company shall pay to the Placement Agent at each Closing a cash placement fee (the "Placement Agent's Fee") equal to (i): seven percent (7%) of the purchase price of Units sold to one or more related subscribers that invest, in the aggregate, an amount equal to or greater than $1,000,000; (ii) eight percent (8%) of the purchase price of Units sold to one or more related subscribers that invest, in the aggregate, an amount equal to or greater than $500,000 but less than $1,000,000; and (iii) ten percent (10%) of the purchase price of Units sold to one or more related subscribers that invest, in the aggregate, an amount less than $500,000; provided, however, with respect to investments made by the Special Purpose Investment Entities, the applicable Placement Agent's Fee will be determined based upon the capital contributions made by each subscriber of the Special Purpose Investment Entities, not the aggregate amount invested in the Offering by each Special Purpose Investment Entity. No Placement Agent's Fee shall be payable with respect to investments by the Company Investors (whether invested directly into the Company or through the Special Purpose Investment Entities); provided, however, if subscriptions from Company Investors exceed $2,000,000, in the aggregate, the Company may either (x) accept such excess subscriptions from Company Investors only with the Placement Agent's prior written consent, or (y) accept subscriptions from non-Company Investors rather than accept subscriptions from Company Investors in excess of $2,000,000; provided, further, however, the Company may accept such excess subscriptions from Company Investors upon receipt of the Placement Agent's written consent and if the Company agrees to pay the Placement Agent's Fees on such excess amount in accordance with this Section 3(d). For the purposes of this Agreement, the term "Company Investor" shall mean individuals and/or entities set who have been specifically identified by Company and set forth on Exhibit C hereto.

        (e)   The Company shall pay to the Placement Agent an accountable expense allowance (the "Expense Allowance") for its reasonable, documented out-of-pocket expenses incurred in connection with the Offering and the offering of interests of the Special Purpose Investment Entities, including, without limitation, expenses relating to marketing, due diligence review and accounting and legal fees (including fees of counsel (the "Special Counsel") associated with such Special Counsel rendering a 10b-5 opinion in customary form to the Placement Agent in accordance with Section 6(k) hereof), filing fees, printing and mailing costs, and costs associated with the formation, organization and qualification of the Special Purpose Investment Entities (the "Reimbursable Expenses"). The aggregate amount of the Expense Allowance shall not exceed three percent (3%) of the gross cash proceeds received from the sale of Units in this Offering. Subject to the terms of Section 3(d) hereof and this Section 3(e), the Placement Agent's Fee and the Expense Allowance and the expenses set forth in Section 6(h) hereof will be deducted from the gross proceeds of the Units sold at each Closing (as hereinafter defined), as set forth in Section 5 hereof. The Placement Agent may direct all such amounts to be paid directly from the escrow account to be established pursuant to Section 5(b) hereof.

        (f)    As additional compensation hereunder, at each Closing the Company shall sell to the Placement Agent or its designees, for nominal consideration, warrants (the "Agent's Warrants") to purchase, at an exercise price per share equal to the Offering Price, a number of shares of Preferred Stock equal to twenty percent (20%) of the number of shares of Preferred Stock contained in the Units sold at such Closing (the "Agent's Shares," and, collectively with the Agent's Warrants, the "Agent's Securities"); provided, however, the Placement Agent shall not be entitled to Agent's Warrants for investments by Company Investors up to an aggregate amount of $2,000,000 (subject however to the same provisions as contained in the penultimate sentence of Section 3(d) above). The Agent's Warrants shall contain cashless exercise provisions and shall be exercisable for a period of five (5) years after the date of the Final Closing. The holders of the Agent's Securities shall have demand and "piggy-back" registration rights to the extent provided for in the Warrant Agreement. At the First Closing the Company and Placement Agent shall enter into the Warrant Agreement setting forth the terms and conditions of the Agent's Warrants, which Warrant Agreement shall be in form and substance satisfactory to the Company and the Placement Agent.

        (g)   The Company shall also pay the Placement Agent's Fee and the Expense Allowance to the Placement Agent, and deliver warrants on a basis comparable to the Agent's Warrants under the Warrant Agreement and this Agreement, with respect to, and based on, any investment by any third party (a "Post Closing Investor") (i) contacted by the Placement Agent who invests in this Offering, (ii) contacted by the Placement Agent who purchased Series B Convertible Stock in connection with the Company's private offering conducted pursuant to that certain confidential private placement memorandum, dated November 5, 2003, as supplemented, or (iii) that is a member of one of the Special Purpose Investment Entities as of the date of the Final Closing, that invests in the Company at any time after the Termination Date or Final Closing, as applicable, and prior to the earlier of (x) the second anniversary of the Termination Date or the Final Closing, as applicable, and (y) the IPO (as such term is defined in Section 3(h) hereof. Notwithstanding the foregoing, in no case shall the Company be obligated to pay the Placement Agent's Fee and Reimbursable Expenses with respect to any amount invested following the Final Closing or the Termination Date, as applicable, by a Company Investor.

        (h)   Notwithstanding the foregoing, in the event that in connection with the Company's anticipated initial public offering of its Common Stock (the "IPO"), the NASD, Inc. (the "NASD") determines (i) all or a portion of the items of compensation set forth in this Section 3 payable to the Placement Agent are deemed to be "Underwriting Compensation" in accordance with NASD Rule 2710(c)(1) and (ii) directly as a result thereof, such underwriting compensation payable to the Placement Agent, when aggregated with the compensation payable for the IPO (the "IPO Compensation"), is in excess of what is "fair and reasonable" pursuant to such Rule, the Placement Agent agrees to use its best efforts to adjust the value of the compensation it received in connection with the Offering (in such manner and in such amounts as it solely determines) to an amount which, when aggregated with the IPO Compensation, is an amount less than or equal to the maximum Underwriting Compensation otherwise allowable pursuant to NASD Rule 2710(c)(1).

4. Representations, Warranties and Covenants of Placement Agent

        (a)   The Placement Agent shall, and shall request its Brokers to agree to, comply with applicable NASD rules and regulations, the Securities Act, the Securities Exchange Act of 1934, as amended, and including all rules and regulations promulgated thereunder (the "1934 Act") and all applicable state securities laws and the rules and regulations promulgated thereunder in the states in which the Units are to be offered and in which the Company's counsel has advised the Placement Agent that the Units are qualified or registered for sale or exempt from such qualification or registration, so as to permit the continuance of the sales of the Units.

        (b)   The Placement Agent has not taken nor will it take any action that conflicts with the conditions and requirements of, or that would make unavailable with respect to the Offering, the exemption(s) from registration available pursuant to Regulation D of the Securities Act and knows of no reason why any such exemption would be otherwise unavailable to it.

        (c)   The Placement Agent shall tender to the Company subscription agreements only from investors who represent that they qualify as, and are reasonably believed to be, "accredited investors" as such term is defined in Rule 501 of Regulation D.

        (d)   The Placement Agent is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Placement Agent has all requisite power and authority to enter into and perform its obligations under the Transaction Documents. The execution and delivery of each of the Transaction Documents has been duly authorized by the necessary corporate action on the part of the Placement Agent. This Agreement has been duly executed and delivered and constitutes, and each of the other Transaction Documents, upon due execution and delivery, will constitute legal, valid and binding obligations of the Placement Agent, enforceable against the Placement Agent in accordance with their respective terms (i) except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting creditors' rights generally, including the effect of statutory and other laws regarding fraudulent conveyances and preferential transfers, and except that no representation is made herein regarding the enforceability of the Placement Agent's obligations to provide indemnification and contribution remedies under the securities laws, and (ii) subject to the limitations imposed by general equitable principles (regardless of whether such enforceability is considered in a proceeding at law or in equity).

5. Subscription and Closing Procedures.

        (a)   Each prospective purchaser will be required to complete and execute one original omnibus signature page for the subscription agreement, registration rights agreement and the stockholders agreement in the forms to be annexed to the Memorandum, which will be forwarded or delivered to the Placement Agent at the Placement Agent's offices at the address set forth in Section 12 hereof, together with the subscriber's check or good funds in the full amount of the Offering Price for the number of Units desired to be purchased.

        (b)   All funds for subscriptions received from the Offering will be promptly forwarded by the Placement Agent or the Company, if received by it, to and deposited into a non-interest bearing escrow account (the "Escrow Account") to be established on or before the date of the Memorandum for such purpose with Signature Bank (the "Escrow Agent"). All such funds for subscriptions will be held in the Escrow Account pursuant to the terms of an escrow agreement to be executed among the Company, the Placement Agent and the Escrow Agent, such agreement to be in form and substance satisfactory to the Company and the Placement Agent. The Company will pay all fees related to the establishment and maintenance of the Escrow Account, regardless of whether a closing occurs hereunder. Subject to the receipt of such subscriptions for an aggregate of at least $13,000,000, the Company will either accept or reject each subscription in a timely fashion (in accordance with Section 3(d) hereof) and at each Closing will countersign the subscription agreements and provide duplicate copies of such accepted and countersigned subscription agreements to the Placement Agent for distribution to the Investors. The Company will give written notice to the Placement Agent of its acceptance or rejection of each subscription. The Company, or the Placement Agent on the Company's behalf, will promptly return to subscribers incomplete, improperly completed, improperly executed and rejected subscriptions and give written notice thereof to the Placement Agent upon such return.

        (c)   If subscriptions for an aggregate of at least $13,000,000 have been accepted prior to the Termination Date, the funds therefor have been collected by the Escrow Agent and all of the conditions set forth elsewhere in this Agreement are fulfilled, a closing shall be held promptly with respect to the Units sold (the "Closing"); provided, however, the Closing is contingent upon the prior and/or simultaneous closings of each of the Mergers. Thereafter, the Units comprising the $2,000,000 over-allotment option may continue to be offered and sold until the Termination Date. Additional closings ("Closings") may from time to time be conducted at times mutually agreed upon between the Placement Agent and the Company with respect to additional Units sold, with the final closing ("Final Closing") to occur within 10 days after the earlier of the Termination Date or the sale of all Units offered in the over-allotment option. Delivery of payment for the accepted subscriptions for Units from the funds held in the Escrow Account will be made at each Closing at the Placement Agent's offices against delivery of the Units by the Company at the address set forth in Section 12 hereof (or at such other place as may be mutually agreed upon between the Company and the Placement Agent), net of amounts due to the Placement Agent, as of such Closing. Executed certificates for the shares of Preferred Stock and the Agent's Warrants will be in such authorized denominations and registered in such names as the Placement Agent may request on or before the second full business day prior to the date of each Closing ("Closing Date"), and will be made available to the Placement Agent for review and packaging at the Placement Agent's office at least one full business day prior thereto.

        (d)   If subscription documents for at least $13,000,000 have not been received and accepted by the Company on or before the Termination Date for any reason, the Offering will be terminated (the date of such termination being referred to herein as the "Expiration Date"), no Units will be sold, and the Escrow Agent will, at the request of the Placement Agent, cause all monies received from subscribers for the Units to be promptly returned to such subscribers without interest, penalty, expense or deduction.

6. Further Covenants of the Company. The Company hereby covenants and agrees that:

        (a)   If, at any time prior to the Final Closing, any event shall occur that does or may materially affect the Company or as a result of which it might become necessary to amend or supplement the Memorandum so that the representations and warranties herein remain true, or in case it shall, in the reasonable opinion of counsel to the Placement Agent, be necessary to amend or supplement the Memorandum to comply with Regulation D or any other applicable securities laws or regulations, the Company will promptly notify the Placement Agent and shall prepare and furnish to the Placement Agent copies of appropriate amendments and/or supplements in such quantities as the Placement Agent may reasonably request. The Company will not at any time, whether before or after the Final Closing, prepare or use any amendment or supplement to the Memorandum of which the Placement Agent will not previously have been advised and furnished with a copy, or to which the Placement Agent or its counsel will have reasonably objected in writing or orally (confirmed in writing within 24 hours), or which is not in compliance in all material respects with the Securities Act and other applicable securities laws. As soon as the Company is advised thereof, the Company will advise the Placement Agent and its counsel, and confirm the advice in writing, of any order preventing or suspending the use of the Memorandum, or the suspension of the qualification or registration of the Units for offering or the suspension of any exemption for such qualification or registration of the Units for offering in any jurisdiction, or of the institution or threatened institution of any proceedings for any of such purposes, and the Company will use its best efforts to prevent the issuance of any such order, judgment or decree, and, if issued, to obtain as soon as reasonably possible the lifting thereof.

        (b)   The Company shall comply with the Securities Act, the Regulations, the 1934 Act, all applicable state securities laws and the rules and regulations promulgated thereunder in the states in which the Units are to be offered and in which the Company's counsel has advised the Placement Agent that the Units are qualified or registered for sale or exempt from such qualification or registration, so as to permit the continuance of the sales of the Units, and will file with the SEC, and shall promptly thereafter forward to the Placement Agent any and all reports on Form D as are required.

        (c)   The Company shall use its reasonable best efforts to qualify the Units for sale (or seek exemption therefrom) under the securities laws of such jurisdictions in the United States as may be mutually agreed to by the Company and the Placement Agent, and the Company will (through its counsel) make such applications and furnish information as may be required for such purposes. The Company will, from time to time, prepare and file such statements and reports as are or may be required to continue such qualifications in effect for so long a period as the Placement Agent may reasonably request.

        (d)   The Company shall place a legend on the certificates representing the shares of Preferred Stock and the Conversion Shares issued to subscribers stating that the securities evidenced thereby have not been registered under the Securities Act or applicable state securities laws and setting forth or referring to the applicable restrictions on transferability and sale of such securities under the Securities Act and applicable state laws.

        (e)   The Company shall apply the net proceeds from the sale of the Units to fund the Mergers, its working capital requirements and/or for such other purposes as shall be described under "Use of Proceeds" in the Memorandum.

        (f)    During the Offering Period, the Company shall make available for review by prospective purchasers of the Units during normal business hours at the Company's offices, upon their request, copies of any material agreement to which the Company is a party, to the extent that such disclosure shall not violate any obligation on the part of the Company to maintain the confidentiality thereof and shall afford each prospective purchaser of Units the opportunity to ask questions of and receive answers from an officer of the Company concerning the terms and conditions of the Offering and the opportunity to obtain such other additional information necessary to verify the accuracy of the Memorandum to the extent it possesses such information or can acquire it without unreasonable expense.

        (g)   For a period ending on the earlier of the Expiration Date (if applicable) and an IPO, the Company shall deliver (i) to the Placement Agent and the Company's stockholders annual audited financial statements prepared in accordance with GAAP setting forth fairly the financial position of the Company, (ii) to the Placement Agent quarterly unaudited financial statements including a balance sheet, cash flow statement and statement of income, prepared in accordance with GAAP, (iii) to the Company's stockholders, quarterly and annual reports, reviewed by the Placement Agent, of the progress and status of the Company and setting forth clearly the financial position of the Company, (iv) to the Placement Agent a copy of a list of its stockholders as and when so requested, and (v) to the Placement Agent such additional information and documents concerning the business and financial condition and outlook of the Company as the Placement Agent may from time to time reasonably request.

        (h)   Whether or not the transactions contemplated hereby are consummated, or this Agreement is terminated, the Company hereby agrees to pay all fees, costs and expenses incident hereto and to the Offering, including, without limitation, those in connection with (i) preparing, printing, duplicating, filing, distributing and binding the Memorandum and any and all amendments and/or supplements thereto and any and all agreements, contracts and other documents related hereto and thereto, and the cost of bound volumes of closing documents; (ii) the creation, authorization, issuance, transfer and delivery of the Preferred Stock, the Conversion Shares, the Agent's Shares and the Agent's Warrants, including, without limitation, fees and expenses of any transfer agent or registrar; (iii) the fees and expenses of the Escrow Agent; (iv) all fees and expenses of legal, accounting and other advisers to the Company; and (v) all filing fees, costs and legal fees and expenses for Blue Sky services and related filings with respect to Blue Sky exemptions and qualifications.

        (i)    Until the later of the Final Closing Date and the Termination Date, neither the Company nor any person or entity acting on its behalf will negotiate or enter into any agreement with any other placement agent or underwriter with respect to a private offering of the Company's or any subsidiary's debt or equity securities.

        (j)    The Company shall disclose all material agreements to which it is bound, or by which its assets are or will be subject, as of the date of the Memorandum in a disclosure schedule which shall be delivered to the Placement Agent on or before the date of the Memorandum.

        (k)   The Company shall provide Special Counsel such full and complete access to information, documents and management, as Special Counsel reasonably believes is necessary to prepare the 10b-5 opinion, including, without limitation access to: (i) conferences with representatives of the Company, and representatives of the Placement Agent, at which contents of the Memorandum and related matters will be discussed and (ii) documents relating to the preparation of the 10b-5 opinion.

7. Conditions of Placement Agent's Obligations. The obligations of the Placement Agent hereunder are subject to the fulfillment, at or before each Closing, of the following additional conditions:

        (a)   Each of the representations, warranties and covenants of the Company shall be true, complete and accurate in all material respects, other than representations, warranties and covenants that contain materiality or knowledge standards or qualifications (which representations and warranties shall be true and correct in all respects) when made on the date hereof, on the respective dates of the Investment Letters and the Memorandum, and on and as of each Closing Date as though made on and as of each Closing Date.

        (b)   The Company shall have performed and complied in all material respects with all agreements, covenants and conditions required to be performed and complied with by it under the Transaction Documents at or before each Closing.

        (c)   No order suspending the use of the Memorandum or enjoining the offering or sale of the Units shall have been issued, and no proceedings for that purpose or a similar purpose shall have been initiated and pending, or, to the best of the Company's knowledge, are contemplated or threatened.

        (d)   Immediately prior to the First Closing, the Company will have an outstanding capitalization as shall be described in the Memorandum. All shares of capital stock currently outstanding are, and all shares which may be issued at any Closing will be upon issuance, validly issued, fully paid, and non-assessable. After the First Closing (during the period beginning on the date of the First Closing and ending on the date of the Final Closing), the Company shall not issue any securities other than (i) issuances and option plans specifically set forth in the Memorandum, (ii) the Agent's Warrants and (iii) those issued in prior Closings of the sale of Units in connection with the Offering), without the written authorization of the Placement Agent.

        (e)   The Placement Agent shall have received certificates of the President of the Company, dated as of each Closing Date, certifying on behalf of the Company, in such detail as Placement Agent may reasonably request, as to the fulfillment of the conditions set forth in subparagraphs (a), (b), (c) and (d) above.

        (f)    The Company shall have delivered to the Placement Agent (i) a currently dated good standing certificate from the Secretary of State of the State of Delaware, and each jurisdiction in which the Company is qualified to do business as a foreign corporation, and (ii) certified resolutions of the Company's Board of Directors approving this Agreement and the other Transaction Documents, and the transactions and agreements contemplated by this Agreement and the other Transaction Documents.

        (g)   On or prior to the date hereof and at each Closing, the President of the Company shall have provided a certificate to the Placement Agent confirming on behalf of the Company that there have been no undisclosed material and adverse changes in the business condition (financial or otherwise) or prospects of the Company from the date of the latest financial statements included in the Memorandum, the absence of undisclosed liabilities (other than liabilities arising in the ordinary course of business subsequent to the date of the most recent balance sheet included in the Memorandum) and such other matters relating to the financial condition and prospects of the Company that the Placement Agent may reasonably request.

        (h)   At each Closing, the Company shall have (i) paid to the Placement Agent the Placement Agent's Fee in respect of all Units sold at such Closing and Expense Allowance, (ii) paid all fees costs and expenses set forth in Section 6(h) hereof, and (iii) executed and delivered to the Placement Agent the Agent's Warrants in an amount proportional to the Units sold at such Closing to the Investors.

        (i)    There shall have been delivered to the Placement Agent a signed opinion of counsel to the Company (including a 10b-5 opinion in customary form), dated as of each Closing Date, in the form agreed upon prior to Closing.

        (j)    All proceedings taken at or prior to each Closing in connection with the authorization, issuance and sale of the shares of Preferred Stock and the Agent's Warrants will be reasonably satisfactory in form and substance to the Placement Agent and its counsel, and such counsel shall have been furnished with all such documents, certificates and opinions as they may reasonably request upon reasonable prior notice in connection with the transactions contemplated hereby.

8. Indemnification.

        (a)   The Company will (i) indemnify and hold harmless the Placement Agent, its selected dealers and their respective officers, directors, employees and each person, if any, who controls the Placement Agent within the meaning of the Securities Act and such selected dealers (each an "Indemnitee") against, and pay or reimburse each Indemnitee for, any and all losses, claims, damages, liabilities or expenses whatsoever (or actions or proceedings or investigations in respect thereof), joint or several (which will, for all purposes of this Agreement, include, but not be limited to, all reasonable costs of defense and investigation and all reasonable attorneys' fees, including appeals), to which any Indemnitee may become subject, (x) under the Securities Act or state securities laws or otherwise, in connection with the offer and sale of the Units, or (y) as a result of a breach of a representation, warranty or covenant contained in this Agreement, whether such losses, claims, damages, liabilities or expenses shall result from any claim of any Indemnitee or any third party; and (ii) reimburse each Indemnitee for any legal or other expenses reasonably incurred in connection with investigating or defending against any such loss, claim, damage or liability; provided, however, that the Company will not be liable in any such case to the extent that any such claim, damage or liability results from (A) an untrue statement or alleged untrue statement of a material fact made in the Memorandum, or an omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, if made or omitted, solely in reliance upon and in conformity with written information furnished to the Company by the Placement Agent specifically for use in the preparation thereof, (B) any violations by the Placement Agent of the Securities Act or state securities laws which does not result from a violation thereof or a breach hereof by the Company or any of its affiliates (other than the Placement Agent), or (C) any breach of a representation, warranty or covenant made by the Placement Agent set forth in this Agreement.

        (b)   The Placement Agent will indemnify and hold harmless the Company, its officers, directors, employees and each person, if any, who controls the Company within the meaning of the Securities Act against, and pay or reimburse any such person for, any and all losses, claims, damages or liabilities or expenses whatsoever (or actions, proceedings or investigations in respect thereof) to which the Company or any such person may become subject under the Securities Act or otherwise, whether such losses, claims, damages, liabilities or expenses (or actions, proceedings or investigations in respect thereof) shall result from any claim of the Company, any of its officers, directors, employees, agents, any person who controls the Company within the meaning of the Securities Act or any third party, insofar as such losses, claims, damages or liabilities are based upon (x) any untrue statement or alleged untrue statement of a material fact made in the Memorandum, or an omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, if made or omitted solely in reliance upon and in conformity with written information furnished to the Company by the Placement Agent specifically for use in the preparation thereof, (y) any violations by the Placement Agent of the Securities Act or state securities laws which does not result from a violation thereof or a breach hereof by the Company or any of its affiliates (other than the Placement Agent), or (z) any breach of a representation, warranty or covenant made by the Placement Agent set forth in this Agreement. The Placement Agent will reimburse the Company or any such person for any legal or other expenses reasonably incurred in connection with investigating or defending against any such loss, claim, damage, liability or action, proceeding or investigation to which such indemnity obligation applies. Notwithstanding the foregoing, in no event shall the Placement Agent's indemnification obligation hereunder exceed the amount of the Placement Agent's Fees actually received by it.

        (c)   Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, claim, proceeding or investigation ("Action"), such indemnified party, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, will notify the indemnifying party of the commencement thereof, but the omission to so notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party under this Section 8 unless the indemnifying party has been substantially prejudiced by such omission. The indemnifying party will be entitled to participate in, and, to the extent that it may wish, jointly with any other indemnifying party, to assume the defense thereof subject to the provisions herein stated, with counsel reasonably satisfactory to such indemnified party. The indemnified party will have the right to employ separate counsel in any such Action and to participate in the defense thereof, but the fees and expenses of such counsel will not be at the expense of the indemnifying party if the indemnifying party has assumed the defense of the Action with counsel reasonably satisfactory to the indemnified party; provided, however, that if the indemnified party shall be requested by the indemnifying party to participate in the defense thereof or shall have concluded in good faith and specifically notified the indemnifying party either that there may be specific defenses available to it which are different from or additional to those available to the indemnifying party or that such Action involves or could have a material adverse effect upon it with respect to matters beyond the scope of the indemnity agreements contained in this Agreement, then the counsel representing it, to the extent made necessary by such defenses, shall have the right to direct such defenses of such Action on its behalf and in such case the reasonable fees and expenses of such counsel in connection with any such participation or defenses shall be paid by the indemnifying party. No settlement of any Action against an indemnified party will be made without the consent of the indemnifying party and the indemnified party, which consent shall not be unreasonably withheld or delayed in light of all factors of importance to such party and no indemnifying party shall be liable to indemnify any person for any settlement of any such claim effected without such indemnifying party's consent.

9. Contribution. To provide for just and equitable contribution, if (i) an indemnified party makes a claim for indemnification pursuant to Section 8 hereof and it is finally determined, by a judgment, order or decree not subject to further appeal that such claims for indemnification may not be enforced, even though this Agreement expressly provides for indemnification in such case; or (ii) any indemnified or indemnifying party seeks contribution under the Securities Act, the 1934 Securities Act, or otherwise, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Placement Agent on the other in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Placement Agent on the other, shall be deemed to be in the same proportion as the total net proceeds from the Offering (before deducting expenses) received by the Company bear to the total commissions and fees actually received by the Placement Agent. The relative fault, in the case of an untrue statement, alleged untrue statement, omission or alleged omission will be determined by, among other things, whether such statement, alleged statement, omission or alleged omission relates to information supplied by the Company or by the Placement Agent, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement, alleged statement, omission or alleged omission. The Company and the Placement Agent agree that it would be unjust and inequitable if the respective obligations of the Company and the Placement Agent for contribution were determined by pro rata allocation of the aggregate losses, liabilities, claims, damages and expenses or by any other method or allocation that does not reflect the equitable considerations referred to in this Section 9. No person guilty of a fraudulent misrepresentation will be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation. For purposes of this Section 9, each person, if any, who controls the Placement Agent within the meaning of the Securities Act will have the same rights to contribution as the Placement Agent, and each person, if any, who controls the Company within the meaning of the Securities Act will have the same rights to contribution as the Company, subject in each case to the provisions of this Section 9. Anything in this Section 9 to the contrary notwithstanding, no party will be liable for contribution with respect to the settlement of any claim or action effected without its written consent. This Section 9 is intended to supersede, to the extent permitted by law, any right to contribution under the Securities Act, the 1934 Act or otherwise available.

10. Termination.

        (a)   The Offering may be terminated by the Placement Agent at any time prior to the expiration of the Offering Period in the event that (i) any of the representations, warranties or covenants of the Company contained herein shall prove to have been false or misleading in any material respect when made or deemed made, (ii) the Company shall have failed to perform any of its material obligations hereunder, (iii) the Company shall have determined for any reason not to continue with the Offering upon the terms described herein (including all exhibits and schedules), (iv) there shall occur any event which materially adversely affects the transactions contemplated hereby or either of the Mergers, or (v) the Placement Agent shall determine in its reasonable discretion that it is likely that any of the conditions to Closing set forth herein will not, or cannot, be satisfied. Except as set forth in the next succeeding sentence, in the event of any such termination occasioned by or arising out of or in connection with the matters set forth in clauses (i)-(v) above, the Placement Agent shall be reimbursed for Reimbursable Expenses incurred through the date of such termination, not to exceed $390,000. Notwithstanding the foregoing, in the event that all conditions to Closing have otherwise been met by the Company, the Company is otherwise ready, willing and able to consummate the Closings, and the Placement Agent terminates the Offering due to the failure of the Special Counsel to deliver the 10b-5 opinion, as required by Section 6(i) hereof, then the Company shall not pay the Placement Agent any Reimbursable Expenses or any other amounts.

        (b)   This Offering may be terminated by the Company at any time prior to the expiration of the Offering Period, in the event that (i) the Placement Agent shall have failed to perform any of its material obligations hereunder, or (ii) the Company shall not have received sufficient subscriptions to effect a First Closing on or prior to the Termination Date as it may be extended. If the Offering is terminated pursuant to this Section 10(b), then the Company shall not pay the Placement Agent any Reimbursable Expenses or any other amounts.

        (c)   This Offering may be terminated by the Company at any time prior to the expiration of the Offering Period, in the event that the Company shall have determined for any reason not to continue with (i) the Offering upon the terms described herein (including all exhibits and schedules) or (ii) either or both of the Mergers. If the Offering is terminated pursuant to this Section 10(c), then the

Company shall pay the Placement Agent any Reimbursable Expenses incurred through the date of such termination, not to exceed $390,000, and no other amounts.

        (d)   In the event that the transactions contemplated hereby are not consummated for any reason not set forth above, the Company shall pay the Placement Agent $390,000, and no other amounts.

        (e)   Notwithstanding anything contained herein to the contrary, in the event the Offering is not consummated solely as a result of (i) the failure of the Company and the Placement Agent (or its affiliates), following good faith negotiations, to achieve agreement upon the terms and conditions of the recapitalization of the Company on a pro forma basis, giving effect to the consummation of the Mergers or (ii) the failure of the stockholders of the Company to approve such recapitalization substantially in the form agreed to by the Company and the Placement Agent (or its affiliates), the Company shall pay the Placement Agent 50% of its Reimbursable Expenses (which Reimbursable Expenses shall not exceed $390,000) incurred through the date of such termination, and no other amounts.

        (f)    Upon any such termination, the Escrow Agent will, at the request of the Placement Agent, cause all money received in respect of subscriptions for Units not accepted by the Company to be promptly returned to such subscribers without interest, penalty, expense or deduction.

11. Survival.

        (a)   The obligations of the parties to pay any costs and expenses hereunder and to provide indemnification and contribution as provided herein shall survive any termination hereunder.

        (b)   The respective indemnities, agreements, representations, warranties and other statements of the Company set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of, and regardless of any access to information by, the Company or the Placement Agent, or any of their officers or directors or any controlling person thereof, and will survive the sale of the Units for a period of three (3) years from the later of the Final Closing and the Termination Date. Unless otherwise specifically set forth in a specific section, the covenants made by the Company in Sections 2 and 6 of this Agreement shall survive for a period of one (1) year from the later of the Final Closing and the Termination Date.

12. Notices. All communications hereunder will be in writing and, except as otherwise expressly provided herein or after notice by one party to the other of a change of address, if sent to the Placement Agent, will be mailed, delivered or telefaxed and confirmed to Spencer Trask Ventures, Inc., 535 Madison Avenue, 18th Floor, New York, New York 10022, Attention: William P. Dioguardi, Telefax number 212-888-9103, with a copy to Spencer Trask Ventures, Inc., 535 Madison Avenue, 18th Floor, New York, New York 10022, Attention: Michael Loew, Esq., Senior Managing Director and General Counsel, Telefax number 212-829-4408 with a copy to Littman Krooks LLP, 655 Third Avenue, New York, New York 10017, Attention: Mitchell C. Littman, Esq. Telefax number 212-490-2990, and if sent to the Company, will be mailed, delivered or telefaxed and confirmed to Aptas, Inc., 1517 Blake Street, Floor Two, Denver, Colorado 80202, Attention: Perry Evans, Chief Executive Officer, with a copy to Cooley Godward, LLP, 380 Interlocken Crescent, Suite 900, Broomfield, Colorado 80021, Attention: Brent D. Fassett, Esq., Telefax number 720-566-4099.

13. Choice of Law; Forum; Service of Process, etc. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York. The parties hereto irrevocably submit to the exclusive jurisdiction of any New York State or United States Federal Court located in New York County over any action or proceeding arising out of or in any manner relating to this Agreement or any agreement contemplated hereby, and the parties irrevocably agree that all claims in respect of any such action or proceeding shall be heard in such New York State or Federal court. The parties hereto further irrevocably waive any objection to venue in such state and any objection to an action or proceeding in such state on the basis of an inconvenient forum. Service of process may be made upon either party by mailing a copy thereof to it, by certified or registered mail, at its address to be used for the giving of notices under this Agreement. The prevailing party in any action or proceeding brought arising out of or relating to this Agreement shall be entitled to receive from the other party all costs, fees and expenses, including without limitation, the fees and expenses of legal counsel, incurred in connection with such action or proceeding.

14. Confidentiality. The Company and the Placement Agent hereby agree to hold confidential the identities of the purchasers in the Offering and shall not disclose their names and addresses without the prior written consent of the Placement Agent, unless required by law or in connection with proper filings with the SEC. The Company hereby consents to the granting of an injunction against it by any court of competent jurisdiction to enjoin it from violating the foregoing confidentiality provisions. The Company hereby agrees that the Placement Agent will not have an adequate remedy at law in the event that the Company breaches these confidentiality provisions contained herein, and that the Placement Agent will suffer irreparable damage and injury as a result of any such breach. Resort to such equitable relief shall not, however, be construed to be a waiver of any other rights or remedies which the Placement Agent may have. Notwithstanding the foregoing, the Company shall not be deemed to be in violation of this Section 14 by virtue of revealing the identities of such purchasers to the Company's transfer agent and professional advisors.

15. Miscellaneous. No provision of this Agreement may be changed or terminated except by a writing signed by the parties hereto. Unless expressly so provided, no party to this Agreement will be liable for the performance of any other party's obligations hereunder. Any party hereto may waive compliance by the other with any of the terms, provisions and conditions set forth herein; provided, however, that any such waiver shall be in writing specifically setting forth those provisions waived thereby. No such waiver shall be deemed to constitute or imply waiver of any other term, provision or condition of this Agreement. This Agreement contains the entire agreement between the parties hereto and is intended to supersede any and all prior agreements between the parties relating to the same subject matter, including, but not limited to, the Placement Agency Agreement, dated November 5, 2003 (the "Prior Agreement") and the ROFN Agreement and the Finder's Agreement (each as defined in the Prior Agreement), and any such agreements are hereby terminated in all respects; provided, however, that the representations of the Company set forth in the Prior Agreement as well as the indemnification and contribution sections therein shall remain in full force and effect. The parties further agree that no consideration is or will be due or payable by the Company to the Placement Agent in connection with the Mergers, if consummated. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which when taken together shall constitute but one single agreement.

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        If the foregoing is in accordance with your understanding of our agreement, kindly sign and return this Placement Agency Agreement, whereupon it will become a binding agreement between the Company and the Placement Agent in accordance with its terms.

Very truly yours,
APTAS, INC.
By:	/s/ PERRY R. EVANS Name: Perry R. Evans Title: Chief Executive Officer
Accepted and agreed to as of the day of January, 2005
SPENCER TRASK VENTURES, INC.
By:	/s/ WILLIAM P. DIOGUARDI Name: William P. Dioguardi Title: President

EXHIBIT A
PROPOSED TERMS OF THE PREFERRED STOCK
[Intentionally Omitted]

EXHIBIT B-1
INVESTMENT LETTER
YELO PARTNERS I LLC
[Intentionally Omitted]

EXHIBIT B-2
INVESTMENT LETTER
YELO PARTNERS II LLC
[Intentionally Omitted]

EXHIBIT C
COMPANY INVESTORS
[Intentionally Omitted]

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PLACEMENT AGENCY AGREEMENT